UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2005 (May 18, 2005)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 DEVELOPMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement

     On May 18, 2005, we entered into a Development Agreement with O’Candall Group, Inc. and Sam Covelli.

     Under the terms of the Development Agreement, O’Candall Group, Inc. and/or certain of its affiliates will be obligated to develop and operate 50 new O’Charley’s restaurants over the next eight years in certain markets in the states of Ohio, Michigan, West Virginia, Pennsylvania, Florida and Maryland.

     Upon execution of the Development Agreement, O’Candall Group, Inc. was required to pay an initial development fee of $10,000 for each restaurant to be developed under the Development Agreement. In addition, under the terms of the Development Agreement, O’Candall Group, Inc. will be required to pay an initial license fee of $50,000 for each of the first eight (8) restaurants developed under the Development Agreement and an initial license fee of $25,000 for each additional restaurant developed thereunder. O’Candall Group, Inc. will receive a credit of $10,000 for each restaurant opened against the payment of the initial license fee due for each such restaurant.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

10.1	Development Agreement, dated as of May 18, 2005, by and among O’Charley’s Inc., O’Candall Group, Inc. and Sam Covelli

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: May 24, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Development Agreement, dated as of May 18, 2005, by and among O’Charley’s Inc., O’Candall Group, Inc. and Sam Covelli